                                                                 Exhibit 10(xvi)



                             EMPLOYMENT AGREEMENT
                             --------------------


     EMPLOYMENT AGREEMENT dated as of October 2, 1995, between American Fine Wire, Ltd., a Cayman Islands corporation ("Company"), and R. Kelly Payne ("Employee").


                                  BACKGROUND
                                  ----------

     Pursuant to an Agreement and Plan of Acquisition, dated as of September 14, 1995 (the "Acquisition Agreement"), among Kulicke and Soffa Industries, Inc., a Pennsylvania corporation with its principal offices in Willow Grove, Pennsylvania ("K&S"), Kulicke & Soffa Acquisition Corporation, Circle "S" Industries, Inc. ("CSI") and certain shareholders of CSI, K&S is acquiring American Fine Wire Corporation ("AFW") and its subsidiaries (including the Company) through the acquisition of AFW's parent corporation, CSI.

     Employee owns a significant portion of the outstanding capital stock of CSI, has been substantially involved in operation and management of the business conducted by AFW and its subsidiaries (the "AFW Business") and possesses trade secrets and other confidential information relating to AFW, it subsidiaries and the AFW Business. An important factor in K&S's decision to acquire CSI, AFW and its subsidiaries has been and is the assurance of the availability of the continued services of Employee and of Employee's willingness to enter into the confidentiality, non-competition and other covenants as set forth herein. As an inducement to K&S to consummate such acquisition, with all of the attendant financial benefits to Employee as a shareholder of CSI, Employee is entering into this Agreement.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:


SECTION 1.  CAPACITY AND DUTIES

     1.1  EMPLOYMENT; ACCEPTANCE OF EMPLOYMENT.  Company hereby employs
          ------------------------------------
Employee, and Employee hereby accepts employment by Company, for the period and upon the terms and conditions hereinafter set forth.

     1.2  CAPACITY AND DUTIES.
          -------------------

          (a) Employee shall be employed by Company in an executive capacity and shall have such authority, duties and responsibilities as may be assigned to him from time to time by the Board of Directors of Company or its designee. If so requested by the Board of Directors of K&S or its designee, Employee also shall serve, without additional compensation, as an officer and/or director of any of Company's Affiliates, as defined below. Throughout the term of his employment hereunder, Employee shall devote his entire working time, energy, skill and best efforts to the performance of his duties hereunder in a manner which will faithfully and diligently further the business and interests of Company and its Affiliates; and Employee shall not be employed by, render advisory or other services to or directly or indirectly participate in the management or operation of, any business enterprise other than Company and its Affiliates without the prior written consent of the Board of Directors of Company or its designee, which consent such Board or designee, may grant or withhold in its sole discretion. Company hereby expressly consents to Employee's continuing to serve with PLT Technologies, Inc. and Shanghai PL Technologies and Equipment in the manner and in the business described in Schedule 1.2(a) hereto.

          (b) Employee initially shall perform his duties for Company principally from Company's offices located in Singapore, subject to periodic travel that may be necessary or appropriate in connection with the performance of Employee's duties hereunder and subject to possible relocation. Employee's relocation shall be in the discretion of the Company, provided, however, that if Company relocates Employee anywhere outside of Singapore other than to the United States' headquarters of K&S, Employee may terminate his employment hereunder within 30 days following his receipt of notice of such relocation, and such termination shall be deemed to have been a termination without "Cause" pursuant to Section 4.1(d) hereof for the purposes of Section 4.2(c) hereof.

          (c) For purposes of this Agreement, "Affiliate" means K&S and any person or entity which is a direct or indirect subsidiary of, controlled by, or under common control with K&S.


SECTION 2.  TERM OF EMPLOYMENT

          2.1  TERM.  The term of Employee's employment hereunder shall
          ----
commence on the date hereof and shall continue until terminated as provided in
Section 4.1 hereof.

SECTION 3.  COMPENSATION AND BENEFITS

          3.1  BASIC COMPENSATION.
               ------------------

               As compensation for Employee's services hereunder, Company shall pay to Employee a salary ("Base Salary") (i) from the date hereof through December 31, 1995, at the annual rate of 262,500 Singapore Dollars and (ii) after December 31, 1995, at an annual rate of 350,000 Singapore Dollars, payable in periodic installments in accordance with Company's regular payroll practices in effect from time to time. Future increases, if any, in Base Salary shall be at the discretion of the Board of Directors of Company.

          3.2  INCENTIVE COMPENSATION.
               ----------------------

               (a) Company shall pay Employee as incentive compensation in respect of calendar year 1995 an amount equal to the lesser of (i) 5% of the pre-tax, pre-management service charge earnings of AFW for such calendar year on a consolidated basis and, (ii) 262,500 Singapore Dollars. Such incentive compensation shall be paid by Company in one installment promptly following final determination of such pre-tax earnings.

               (b) Commencing January 1, 1996, Employee's incentive compensation shall be based upon a K&S style incentive arrangement providing for a target incentive award of 350,000 Singapore Dollars (assuming a full October 1 through September 30 fiscal year) based upon various performance indices to be taken from the AFW operating plan to be mutually agreed upon by Employee and a person designated by the Board of K&S. The actual amount of the incentive compensation shall be subject to increase or decrease from said target amount in the event of over attainment or under attainment, respectively, with respect to such indices. Employee's incentive compensation under this subsection (b) for the 1996 fiscal year shall be prorated to reflect the fact that his participation therein did not commence until January 1, 1996 (three months into the 1996 fiscal year).

          3.3   EMPLOYEE BENEFITS.  In addition to the compen sation provided
                -----------------
for in Sections 3.1 and 3.2 hereof, Employee shall be entitled during the term of his employment hereunder to the benefits set forth on Schedule 3.3 hereto, and to participate in such other employee benefit plans and programs of Company and any of its Affiliates of which he may be an employee as may from time to time be provided for other executive employees of Company or such Affiliate whose duties, responsibilities, and compensation are reasonably comparable to those of Employee, subject to Employee's meeting the eligibility requirements of such benefit plans and programs; provided, however, that it is not the intent of the parties that Employee shall be entitled to any duplication of benefits under any such plans or programs.

(The benefits to which Employee is entitled under this Section 3.3 are herein referred to collectively as "Benefits.")

          3.4  EXPENSE REIMBURSEMENT.  Company shall reimburse Employee for all
               ---------------------
reasonable expenses incurred by him in connection with the performance of his duties hereunder in accordance with Company's regular reimbursement policies as in effect from time to time and upon receipt of itemized vouchers therefor and such other supporting information as Company may reasonably require.


SECTION 4.  TERMINATION OF EMPLOYMENT

          4.1  TERMINATION OF EMPLOYMENT.  Employee's employment hereunder
               -------------------------
shall be subject to termination as follows:

               (a)  Death.  Employee's employment immediately shall terminate
                    -----
in the event of his death.

               (b)  Disability.  If Employee, in the reasonable opinion of the
                    ----------
Board of Directors of the Company, is or has been unable, due to his physical, mental or emotional illness or condition to perform his duties hereunder for a period of 90 consecutive days or 180 days within any period of 18 consecutive months, then Company shall have the right to terminate Employee's employment upon written notice to Employee at any time during the continuation of such inability.

               (c)  Termination for Cause.  The Board of Directors of Company
                    ---------------------
may immediately terminate Employee's employment hereunder upon notice to Employee for Cause. As used herein, "Cause" shall mean:

                    (i) Employee's dishonesty in connection with Employee's employment hereunder;

                    (ii) Employee's fraud, theft or misappropriation or embezzlement of funds or property of Company or its Affiliates;

                    (iii)  Employee's conviction of or plea of guilty or nolo
                                                                         ----
contendere to, any felony, crime involving fraud or misrepresentation, or of any
----------
other crime (whether or not connected with his employment) the effect of which is likely to materially adversely affect Company or its Affiliates;

                    (iv) material breach by Employee of any of his obligations under this Agreement which has not been cured by Employee within 30 days following notice of such breach to Employee by Company;

                    (v) Employee's insubordination, gross incompetence or misconduct in the performance of, or gross neglect of, his duties hereunder;

                    (vi) Employee's illegal possession or use of any controlled substance; or

                    (vii)  Employee's continual abuse of alcohol or other drugs.

          (d)  Termination without Cause.  The Board of Directors of Company,
               -------------------------
in its sole discretion, may terminate Employee's employment hereunder for any or no reason upon written notice to Employee at any time.

          (e)  Termination by Employee.  Employee may terminate his employment
               -----------------------
hereunder at any time upon not less than 120 days prior notice to Company, except that Employee shall give Company at least one year's prior notice with respect to termination of his employment prior to September 30, 1997.

          (f)  Acceleration of Termination by Company.  Notwithstanding any
               --------------------------------------
other provision of this Agreement, if Employee has given notice of his intention to terminate his employment pursuant to Section 4(e) hereof, Company shall have the right to accelerate the termination of Employee's employment to such earlier date as Company shall determine.

     4.2  COMPENSATION AND BENEFITS UPON TERMINATION.
          ------------------------------------------

          (a)  Death or Disability.  If Employee's employment is terminated by
               -------------------
reason of death or disability pursuant to Section 4.1(a) or (b) hereof, Employee, or his estate, as the case may be, shall be entitled only to receive his Base Salary and Benefits to the extent accrued to the date of termination of employment, plus a lump sum payment equal to six-months Base Salary, but shall not be entitled to any incentive compensation with respect to the fiscal year in which such termination occurs, unless such termination occurs on or after March 1 of such year, in which case Employee or his estate, as the case may be, shall be entitled to receive incentive compensation for that fiscal year, pro-rated to the date of termination of employment, but only if incentive compensation is payable with respect to the fiscal year in which such termination occurs.

          (b)  For Cause or by Employee.  If Employee's employment is
               ------------------------
terminated by Company for Cause pursuant to Section 4.1(c) hereof or by Employee pursuant to Section 4.1(e) hereof, Employee shall be entitled to receive only his Base Salary and Benefits to the extent accrued to the date of termination of employment, but Employee shall not be entitled to any incentive compensation with respect to the fiscal year in which such termination occurs except that if Employee has elected to terminate his employment at the end of a fiscal year pursuant to Section 4.1(e) hereof and Company has accelerated such termination pursuant to Section 4.1(f) hereof, Employee shall be entitled to receive incentive compensation for that year, pro rated to the date of termination of employment, but only if incentive compensation is payable with respect to the fiscal year in which such termination occurs.

          (c)  Without Cause.  If Employee's employment is terminated by Company
               -------------
without Cause pursuant to Section 4.1(d) hereof or by Employee pursuant to
Section 1.2(b) hereof, Employee shall be entitled to continue to receive his Base Salary, incentive compensation (at the target amount, pro rated for any partial fiscal year) and Benefits (unless otherwise expressly provided on said
Schedule 3.3 hereto or by the express terms of a benefit plan or program) for a period of 18 months following the month in which such termination occurs; provided, however, that Employee's entitlement to the compensation and Benefits provided under this Section 4.2(c) shall immediately terminate in the event of Employee's breach of Section 5 hereof.


          (d)  Sole Entitlement.  Except as otherwise expressly mandated by the
               ----------------
provision of the applicable benefit plans or programs of Company or its Affiliates in which Employee is a participant or mandated by law, the compensation and benefits provided above in this Section 4.2 shall constitute the exclusive compensation and benefits to which Employee and his beneficiaries shall be entitled in the event of Employee's termination of employment, and Company and its Affiliates shall not have any further obligation to Employee.


SECTION 5.  RESTRICTIVE COVENANTS

          5.1  CONFIDENTIALITY.  By reason of his prior employment relationship
               ---------------
with the AFW Business and his future employment hereunder and the access that such employment relationships have given and will give him to confidential information concerning Company and its Affiliates and their businesses, Employee acknowledges a duty of confidentiality owed to Company and/or its Affiliates and shall not, at any time during or after his employment by Company and its Affiliates, retain in writing, use, divulge, furnish, or make accessible to anyone, without the express authorization of the Board of Directors of K&S or its designee, or any trade secret, private or confidential information of Company or any of its Affiliates obtained or acquired by him while so employed (either prior or after the date hereof). (As hereinafter used in Section 5.1 through 5.5 hereof, unless the context clearly indicates otherwise, the term "Company" shall mean Company and its Affiliates, including, without limitation, CSI, AFW, K & S and their respective direct and indirect subsidiaries). All computer software, address books, rolodexes, business cards, telephone lists, customer lists, price lists, contract forms, catalogs, books, records, and files acquired while an employee of Company, are acknowledged to be the property of Company and shall not be duplicated, removed from Company's possession or made use of other than in pursuit of Company's business and, upon termination of employment for any reason, Employee shall deliver to Company, without further demand, all copies thereof which are then in his possession or under his control.

          5.2  INVENTIONS AND IMPROVEMENTS.  During the term of his employment,
               ---------------------------
Employee shall promptly communicate to Company all ideas, discoveries and inventions which are or may be useful to Company or its business. Employee acknowledges that all ideas, discoveries, inventions, and improvements which are made, conceived, or reduced to practice by him and every item of knowledge relating to Company's business interests (including potential business interests) gained by him during his employment hereunder (or by Company prior to the date hereof) are the property of Company, and Employee hereby irrevocably assigns all such ideas, discoveries, inventions, improvements, and knowledge to Company for its sole use and benefit, without additional compensation. The provisions of this Section shall apply whether such ideas, discoveries, inventions, improvements or knowledge are conceived, made or gained by him alone or with others, whether during or after usual working hours, whether on or off the job, whether applicable to matters directly or indirectly related to Company's business interests (including potential business interests), and whether or not within the specific realm of his duties. Employee shall, upon request of Company, but at no expense to Employee, at any time during or after his employment with Company, sign all instruments and documents requested by Company and otherwise cooperate with Company to protect its right to such ideas, discoveries, inventions, improvements, and knowledge, including applying for, obtaining, and enforcing patents and copyrights thereon in any and all countries.

          5.3  NONCOMPETITION.  During the term of Employee's employment and
               --------------
for two years after termination of employment (two and one-half years after a termination of employment contemplated in Section 4.2(c) hereof), Employee shall not directly or indirectly: (i) engage, anywhere in that portion of the world marked on the map attached as Exhibit A hereto, in the manufacture, assembly, design, distribution or marketing of any product or equipment substantially similar to or in competition with any product or equipment which at any time during the term of such employment, or during the twelve month period immediately preceding the date hereof, has been manufactured, sold or distributed by Company or any product or equipment which Company was developing during either such period for future manufacture, sale or distribution or the provision of any service substantially similar to or in competition with any service offered by Company at any time during either such period or which Company was developing during either such period; (ii) be or become a stockholder, partner, owner, officer, director or employee or agent of, or a consultant to or give financial or other assistance to, any person or entity considering engaging in any such activities or so engaged; (iii) seek in competition with the business of Company to procure orders from or do business with any customer of Company; (iv) solicit, or contact with a view to the engagement or employment by any person or entity of, any person who is an employee of Company; (v) seek to contract with or engage (in such a way as to adversely affect or interfere with the business of Company) any person or entity who has been contracted with or engaged to manufacture, assemble, supply or deliver products, goods, materials or services to Company; or (vi) engage in or participate in any effort or act to induce any of the customers, associates, consultants, or employees of Company or any of its Affiliates to take any action which might be disadvantageous to Company or any of its Affiliates; provided, however, that nothing herein shall prohibit Employee from owning, as a passive investor, in the aggregate not more than 5% of the outstanding publicly traded stock of any corporation so engaged. The duration of Employee's covenants set forth in this Section shall be extended by a period of time equal to the number of days, if any, during which Employee is in violation of the provisions hereof.

          5.4  INJUNCTIVE AND OTHER RELIEF.
               ---------------------------

               (a) Employee acknowledges and confirms that the covenants contained herein are fair and reasonable in light of the consideration paid hereunder and in order to protect K&S's investment in the AFW Business and its other legitimate business interests, and that damages alone shall not be an adequate remedy for any breach by Employee of his covenants contained herein. Accordingly, in addition to any other remedies which Company may have, Company shall be entitled to injunctive relief in any court of competent jurisdiction for any breach or threatened breach of any such covenants by Employee. Nothing contained herein or in the Acquisition Agreement shall prevent or delay Company from seeking, in any court of competent jurisdiction, specific performance or other equitable remedies in the event of any breach or intended breach by Employee of any of its obligations hereunder.

               (b) Notwithstanding the equitable relief available to Company, Employee, in the event of a breach of his covenants contained in Section 5 hereof, understands that the uncertainties and delay inherent in the legal process would result in a continuing breach for some period of time, and therefore, continuing injury to Company until and unless Company can obtain such equitable relief. Therefore, in addition to such equitable relief, Company shall be entitled to monetary damages for any such period of breach until the termination of such breach, in an amount deemed reasonable to cover all actual and consequential losses, plus all monies received by Employee as a result of said breach and all costs and attorneys' fees incurred by Company in enforcing this Agreement. If Employee should use or reveal to any other person or entity any confidential information, this will be considered a continuing violation on a daily basis for so long a period of time as such confidential information is made use of by Employee or any such other person or entity.

          5.5  CERTAIN RELATED MATTERS.
               -----------------------

               (a) The covenants of Employee set forth in this Section 5 are in addition to and not in limitation of any other obligations of a similar nature which Employee may have to Company by contract, law or otherwise.

               (b) Without limiting Company's choice of an appropriate forum, Employee agrees that Company may institute proceedings for the enforcement of or for breach of this Agreement in any state or federal court located in Pennsylvania, and Employee hereby consents to the jurisdiction of any such court.

               (c) Prior to instituting any proceedings for the enforcement of or for breach of this Section 5 and prior to terminating any compensation or benefits as a result of such a breach, Company shall notify Employee of such alleged breach and afford him 30 days in which to remedy such breach. Employee shall not be deemed to have breached this Section 5 if he completely remedies such breach within such 30-day period and has reimbursed Company for any resulting damages.

               (d) Each of the covenants set forth in Section 5 shall be construed as independent of any other provision of this Agreement or any other agreement or arrangement between Employee and Company, and the existence of any claim or cause of action by Employee against Company shall not constitute a defense to the enforcement of such covenants against Employee.


SECTION 6.  MISCELLANEOUS

          6.1  PRIOR EMPLOYMENT.  Employee represents and warrants that he is
               ----------------
not a party to any other employment, non-competition or other agreement or restriction which could interfere with his employment with Company or its Affiliates or his or Company's or its Affiliates' rights and obligations hereunder; and that his acceptance of employment and the performance of his duties hereunder will not breach the provisions of any contract, agreement, or understanding to which he is party or any duty owed by him to any other person.

          6.2  SEVERABILITY.  The invalidity or unenforceability of any
               ------------
provision or part of any provision of this Agreement shall not affect the other provisions or parts hereof. If any provision hereof is determined to be invalid or unenforceable by a court of competent jurisdiction, Employee shall negotiate in good faith to provide Company and its Affiliates, and Company shall negotiate in good faith to provide Employee, with protection and/or benefits, as the case may be, as nearly equivalent to that found to be invalid or unenforceable. Further, if any such provision shall be so determined to be invalid or unenforceable by reason of the duration or geographical scope of the covenants contained therein, such duration or geographical scope, or both, shall be considered to be reduced to a duration or geographical scope to the extent necessary to cure such invalidity.

          6.3  ASSIGNMENT AND BENEFIT.  This Agreement shall not be assignable
               ----------------------
by Employee, and shall be assignable by Company only to any of its Affiliates. Subject to the foregoing, this Agreement and the rights and obligations set forth herein shall inure to the benefit of, and be binding upon, the parties hereto and each of their respective permitted successors, assigns, heirs, executors and administrators. The covenants contained in Section 5 hereof also shall be for the benefit of, and shall be enforceable by Affiliates of Company.

          6.4  NOTICES.  All notices hereunder shall be in writing and shall be
               -------
sufficiently given if hand-delivered, sent by documented overnight delivery service or registered or certified mail, postage prepaid, return receipt requested or by fax or telecopy (confirmed by U.S. mail), addressed as set forth below or to such other person and/or at such other address as may be furnished in writing by any party hereto to the other. Any such notice shall be deemed to have been given as of the date received, in the case of personal delivery, or on the date shown on the receipt or confirmation therefor, in all other cases. Any and all service of process and any other notice in any such action, suit or proceeding shall be effective against any party if given as provided in this Agreement; provided that nothing herein shall be deemed to affect the right of any party to serve process in any other manner permitted by law.

                     (a) If to Company and its Affiliates:

                     __________________________
                     __________________________
                     __________________________
                     Tel:

                     Fax:

                     Attention:


                (b)  If to Employee:

                     __________________________
                     __________________________
                     __________________________

                     With a copy to:

                     __________________________
                     __________________________
                     __________________________


          6.5  ENTIRE AGREEMENT AND MODIFICATION.  This Agreement constitutes
               ---------------------------------
the entire agreement between the parties hereto with respect to the matters contemplated herein and supersedes all prior agreements and understandings with respect thereto. Any amendment, modification, or waiver of this Agreement shall not be effective unless in writing. Neither the failure nor any delay on the part of any party to exercise any right, remedy, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power, or privilege with respect to any occurrence be construed as a waiver of any right, remedy, power, or privilege with respect to any other occurrence.

          6.6  GOVERNING LAW.  This Agreement is made pursuant to, and shall be
               -------------
construed and enforced in accordance with, the internal laws of the Commonwealth of Pennsylvania, without giving effect to otherwise applicable principles of conflicts of law.

          6.7  HEADINGS; COUNTERPARTS.  The headings of paragraphs in this
               ----------------------
Agreement are for convenience only and shall not affect its interpretation. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which, when taken together, shall be deemed to constitute but one and the same Agreement.

          6.8  FURTHER ASSURANCES.  Each of the parties hereto shall execute
               ------------------
such further instruments and take such other actions as any other party shall reasonably request in order to effectuate the purposes of this Agreement.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                  AMERICAN FINE WIRE, LTD.



                                  By /s/ Clifford G. Sprague
                                    -------------------------------
                                    Clifford G. Sprague


                                    /s/ R. Kelly Payne
                                  ---------------------------------
                                  R. Kelly Payne


                                   GUARANTY
                                   --------

          In consideration of the covenants and agreements of Employee under the within Employment Agreement, Kulicke and Soffa Industries, Inc., intending to be legally bound, hereby guarantees the obligations of Company under said Employment Agreement.

                                   KULICKE AND SOFFA INDUSTRIES, INC.



                                   By  /s/ C. Scott Kulicke
                                     -----------------------------------
                                     C. Scott Kulicke, Chairman and CEO

                                 SCHEDULE 3.3


                                   BENEFITS
                                   --------

          During his term of employment by Company, Employee shall be entitled to the following benefits:

          (1)  VACATION.*  Employee shall be entitled to 21 working days of paid
               --------
vacation during each fiscal year during the term of his employment hereunder and Company shall reimburse Employee for the cost of one round-trip airfare, business class, between Singapore and the U.S. during each fiscal year.

          (2)  AUTOMOBILE.  Company shall provide Employee with an automobile
               ----------
(substantially the equivalent of the automobile currently provided by Company to Employee) for use in connection with the performance of his duties hereunder and shall reimburse him for all expenses reasonably incurred by him for the maintenance and operation, including fuel of such automobile, in connection with the performance of his duties hereunder in accordance with its regular reimbursement policies as in effect from time to time upon receipt of itemized vouchers therefor and such other supporting information as Company may reasonably require.

          (3) HOUSING ALLOWANCE.  While Employee remains based in Singapore
              -----------------
Company shall pay Employee 10,000 Singapore Dollars per month in respect of a housing allowance. If Employee is based in another country, the housing allowance shall be appropriately adjusted, except that Employee shall not be entitled to any housing allowance if he is based in the United States.

          (4) UTILITIES AND TELEPHONE.  Company shall reimburse Employee for all
              -----------------------
reasonable telephone and utility charges incurred by Employee at his residence in Singapore.

          (5) MEDICAL/DENTAL INSURANCE.  Company shall provide medical/dental
              ------------------------
insurance consistent with that provided to other executives of Company.

          (6) STOCK OPTIONS.*  Employee shall be eligible to receive grants of
              -------------
stock options under the K&S stock option plan(s), subject to the discretion of the Committee administering such plan(s) and subject to the specific terms of the plans and of the option agreements covering any options granted to Employee thereunder.

          (7) RELOCATION AND REPATRIATION EXPENSES.  In the event that Company
              ------------------------------------
requires Employee's relocation from Singapore, Employee shall be entitled to reasonable relocation costs in accordance with Company's relocation policies. Similarly, in the event Employee's employment is terminated without Cause pursuant to Section 4.1(d) hereof and Employee elects within six months after the date of termination of his employment with Company to relocate to the United States, Employee shall be entitled to reasonable relocation costs.

          (8) CENTRAL PROVIDENT FUND.*  Employee has indicated an intention to
              ----------------------
continue making contributions to the CPF, and Company will make the required matching contributions. Employee shall not be eligible to participate in the K&S or AFW (S)401 (k) Plan.

          (9) CHANGE IN CONTROL AGREEMENT.* Employee shall be subject to the
              ---------------------------
same change in Control Agreement as are Vice Presidents of K&S, provided that there shall be no duplication of benefits between those due under Section 4.2(c) of this Agreement and the change in Control Agreement.


_________________________
* Indicates a Benefit which would not continue after termination pursuant to
  Section 4.2(c) of the Agreement.